SCHEDULE 14A
                                 (Rule 14a-101)

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:


[ ] Preliminary Proxy Statement           [ ] Confidential, for Use of the
[X] Definitive Proxy Statement                Commission Only (as permitted
[ ] Definitive Additional Materials           by Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant
    to Rule 14a-11(c) or Rule 14a-12


                          Bentley Pharmaceuticals, Inc.
               --------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------

     (3)  Filing Party:

          ---------------------------------------------------------------

     (4)  Date Filed:

          ---------------------------------------------------------------

                          BENTLEY PHARMACEUTICALS, INC.
                                  BENTLEY PARK
                                  2 HOLLAND WAY
                                EXETER, NH 03833
                                   ___________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 21, 2003
                                   ___________


                                                                      Exeter, NH
                                                                  April 17, 2003

To the Stockholders of Bentley Pharmaceuticals, Inc.:

         NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting (the "Meeting") of Stockholders of BENTLEY PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), will be held on Wednesday, May 21, 2003 at 11:00 a.m., local time, at the Hyatt Harborside Hotel at Boston's Logan International Airport located at 101 Harborside Drive, Boston, Massachusetts 02128 for the purpose of considering and acting upon the following matters:

     (1) The election of three Class I Directors to serve until the 2006 Annual Meeting of Stockholders, or until the election and qualification of their respective successors;

     (2) A proposal to approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock to 100,000,000 shares;

     (3) A proposal to approve an amendment to the Company's 2001 Employee Stock Option Plan to increase the number of shares authorized for issuance under the plan by 1,500,000;

     (4) A proposal to approve an amendment to the Company's 2001 Directors' Stock Option Plan to increase the number of shares authorized for issuance under the plan by 500,000; and

     (5) The transaction of such other business as may properly be brought before the Meeting or any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on April 14, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. A complete list of the Stockholders entitled to vote will be available for inspection by any Stockholder during the Meeting; in addition, the list will be open for examination by any Stockholder, for any purpose germane to the Meeting, during ordinary business hours, for a period of at least 10 days prior to the Meeting, at the Company's principal place of business located at Bentley Park, 2 Holland Way, Exeter, New Hampshire 03833.

         You are cordially invited to attend the Meeting. Whether or not you intend to attend the Meeting, you are urged to complete, sign and date the enclosed form of proxy, and return it promptly in the enclosed reply envelope. No postage is required if mailed in the United States. Returning your proxy does not deprive you of your right to attend the Meeting and to vote your shares in person. THIS SOLICITATION IS BEING MADE ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.

                                              By Order of the Board of Directors

                                              MICHAEL D. PRICE

                                              Secretary

                          BENTLEY PHARMACEUTICALS, INC.
                                  BENTLEY PARK
                                  2 HOLLAND WAY
                                EXETER, NH 03833
                            _________________________

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 21, 2003
                            _________________________


          This Proxy Statement, to be mailed to stockholders on or about April 17, 2003, is furnished in connection with the solicitation by the Board of Directors of Bentley Pharmaceuticals, Inc., a Delaware corporation (the "Company"), of proxies in the accompanying form ("Proxy" or "Proxies") for use at the 2003 Annual Meeting of Stockholders of the Company to be held on Wednesday May 21, 2003 at 11:00 a.m., local time at the Hyatt Harborside Hotel at Boston's Logan International Airport located at 101 Harborside Drive, Boston, Massachusetts 02128 and at any adjournments or postponements thereof (the "Meeting").

          All Proxies received will be voted in accordance with the specifications made thereon or, in the absence of any specification, for the election of all of the nominees named herein to serve as Directors. Any Proxy given pursuant to this solicitation may be revoked by the person giving it any time prior to the exercise of the powers conferred thereby by notice in writing to Michael D. Price, Secretary of the Company, Bentley Park, 2 Holland Way, Exeter, New Hampshire 03833, by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy.


         Only holders of record of the Company's issued and outstanding Common Stock, $.02 par value (the "Common Stock"), as of the close of business on April 14, 2003 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were issued and outstanding 17,457,804 shares of the Company's Common Stock, each of which is entitled to one vote upon each matter at the Meeting. The holders of a majority of the shares entitled to vote at the Meeting will constitute a quorum for the transaction of business. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum. A plurality of the votes cast at the Meeting will be required for the election of Directors (Proposal 1). The affirmative vote of the holders of a majority of the outstanding shares of Common Stock will be required to approve the amendment to the Company's Restated Certificate of Incorporation (Proposal 2). The affirmative vote of the holders of a majority of the votes cast at the Meeting will be required to approve the amendment to the Employee Stock Option Plan (Proposal 3) and the amendment to the Directors' Stock Option Plan (Proposal 4). Shares of Common Stock that are voted to abstain and shares which are subject to broker non-votes will not be considered cast with respect to the proposal to elect Directors or to amend the Employee Stock Option Plan or the Directors' Stock Option Plan. Shares of Common Stock that are voted to abstain and shares which are subject to broker non-votes will have the same effect as negative votes with respect to the proposal to amend the Company's Restated Certificate of Incorporation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of March 31, 2003 as to
(i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock, its only class of voting securities, (ii) each Director and nominee for Director of the Company, (ii) each Executive Officer of the Company named in the Summary Compensation Table set forth below, and (iii) all current executive officers and directors as a group.

         Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them. Beneficial ownership exists when a person either has the power to vote or sell common stock. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the applicable date, whether upon the exercise of options or otherwise. Except as otherwise indicated, the address for those beneficial holders who own more than 5% of the Company's Common Stock is the address for the Company's headquarters.


                                                                      NUMBER OF SHARES OF COMMON     PERCENTAGE OF
                                                                                 STOCK                COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER                                      BENEFICIALLY OWNED          OUTSTANDING
------------------------------------                                      ------------------         -------------

Michael McGovern(1)...............................................              2,883,428                15.17%
  Director
  5910 Long Island Drive
  Atlanta, GA 30328
Salomon Smith Barney Inc.(2)......................................              1,695,843                9.71%
Salomon Brothers Holding Company Inc. (2)
Salomon Smith Barney Holdings Inc. (2)
  388 Greenwich Street
  New York, NY 10013
Smith Barney Fund Management LLC (2)
  333 West 34th Street
  New York, NY 10001
Citigroup Inc.(2)
  399 Park Avenue
  New York, NY 10043
James R. Murphy(3)................................................                977,363                5.34%
  Chairman of the Board, President, Chief Executive
  Officer and Director
Robert M. Stote, M.D.(4)..........................................                655,615                3.63%
  Senior Vice President, Chief Science Officer and Director
Michael D. Price(5)...............................................                561,297                3.12%
  Vice President, Chief Financial Officer, Secretary,
  Treasurer and Director
Robert J. Gyurik(6)...............................................                200,777                1.14%
  Vice President of Pharmaceutical Development and
  Director
Jordan A. Horvath(7)..............................................                122,537                  *
  Vice President and General Counsel
                                                                                      (table continues on next page)





                                                                      NUMBER OF SHARES OF COMMON     PERCENTAGE OF
                                                                                 STOCK                COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER (continued)                          BENEFICIALLY OWNED          OUTSTANDING
------------------------------------                                      ------------------         -------------

Charles L. Bolling(8).............................................                118,528                  *
  Director
Miguel Fernandez(9)...............................................                 95,068                  *
  Director
William A. Packer(10).............................................                 87,800                  *
  Director
John W. Spiegel (11)..............................................                  1,000                  *
  Director
All executive officers and directors as a group
(10 persons)(12)..................................................              5,703,413                26.51%

---------------------------------
*       Less than one percent

(1) Includes 1,313,500 shares of the Company's Common Stock issuable upon exercise of Class B Warrants, 219,200 shares of the Company's Common Stock issuable upon exercise of vested stock options and 15,000 shares of the Company's Common Stock issuable upon exercise of stock options that become exercisable within 60 days. Excludes 130,000 shares of the Company's Common Stock issuable upon exercise of stock options which are not vested.

(2) The number of shares is based on information contained in Schedule 13G, dated February 13, 2003. Salomon Smith Barney Inc., Salomon Brothers Holding Company Inc., Salomon Smith Barney Holdings Inc., Smith Barney Fund Management LLC and Citigroup Inc. filed the Schedule 13G as a group, indicating shared voting and dispositive power of certain of the securities held.

(3) Includes 100 shares of the Company's Common Stock owned by Mr. Murphy's son, as to which Mr. Murphy disclaims beneficial ownership, and 5,776 shares of the Company's Common Stock held in Mr. Murphy's 401(k) Retirement Plan. Also includes 853,000 shares of the Company's Common Stock issuable upon exercise of vested stock options and 1,500 shares of the Company's Common Stock issuable upon exercise of Class B Warrants. Excludes 100,000 shares of the Company's Common Stock issuable upon exercise of stock options which are not vested.

(4) Includes 5,765 shares of the Company's Common Stock held in Dr. Stote's 401(k) Retirement Plan, 596,250 shares of the Company's Common Stock issuable upon exercise of vested stock options and 5,000 shares of the Company's Common Stock issuable upon exercise of Class B Warrants. Excludes 33,750 shares of the Company's Common Stock issuable upon exercise of stock options which are not vested.

(5) Includes 5,595 shares of the Company's Common Stock held in Mr. Price's 401(k) Retirement Plan. Also includes 521,500 shares of the Company's Common Stock issuable upon exercise of vested stock options. Excludes 50,000 shares of the Company's Common Stock issuable upon exercise of stock options which are not vested.

(6) Includes 9,970 shares of the Company's Common Stock and 1,000 shares of the Company's Common Stock issuable upon exercise of Class B Warrants owned by Mr. Gyurik's IRA and 4,307 shares of the Company's Common Stock held in Mr. Gyurik's 401(k) Retirement Plan. Also includes 139,500 shares of the Company's Common Stock issuable upon exercise of vested stock options. Excludes 90,000 shares of the Company's Common Stock issuable upon exercise of stock options which are not vested.

                                               (footnotes continue on next page)

(7) Includes 110,000 shares of the Company's Common Stock issuable upon exercise of vested stock options and 3,237 shares of the Company's Common Stock held in Mr. Horvath's 401(k) Retirement Plan. Excludes 85,000 shares of the Company's Common Stock issuable upon exercise of stock options which are not vested.

(8) Includes 95,528 shares of the Company's Common Stock issuable upon exercise of vested stock options and 15,000 shares of the Company's Common Stock issuable upon exercise of stock options that become exercisable within 60 days. Excludes 15,000 shares of the Company's Common Stock issuable upon exercise of stock options which are not vested.

(9) Includes 72,100 shares of the Company's Common Stock issuable upon exercise of vested stock options and 15,000 shares of the Company's Common Stock issuable upon exercise of stock options that become exercisable within 60 days. Excludes 15,000 shares of the Company's Common Stock issuable upon exercise of stock options which are not vested.

(10) Includes 72,100 shares of the Company's Common Stock issuable upon exercise of vested stock options and 15,000 shares of the Company's Common Stock issuable upon exercise of stock options that become exercisable within 60 days. Excludes 15,000 shares of the Company's Common Stock issuable upon exercise of stock options which are not vested.

(11) Excludes 30,000 shares of the Company's Common Stock issuable upon exercise of stock options which are not vested.

(12) Includes 100 shares of the Company's Common Stock owned by a family member of a certain executive officer and director, as to which such executive officer and director disclaims beneficial ownership. Also includes 2,679,178 shares of the Company's Common Stock issuable upon exercise of vested stock options, 60,000 shares of the Company's Common Stock that become exercisable within 60 days, 1,320,000 shares of the Company's Common Stock issuable upon exercise of Class B Warrants, 24,680 shares of the Company's Common Stock held in 401(k) Retirement Plan accounts of various executive officers and 9,970 shares of the Company's Common Stock and 1,000 shares of the Company's Common Stock issuable upon exercise of Class B Warrants held by the IRA account of an executive officer. Excludes 563,750 shares of the Company's Common Stock issuable upon exercise of stock options which are not vested.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

          The Company's Articles of Incorporation and By-Laws provide for a classified Board of Directors. The Board is divided into three classes designated Class I, Class II and Class III. The nominees included in Class I below are being presented for election as Class I Directors to hold office until the 2006 Annual Meeting of Stockholders. Unless instructed to the contrary, the persons named in the enclosed Proxy intend to cast all votes pursuant to Proxies received in favor of the persons listed under the heading "Nominees" below as Directors. The nominees have indicated to the Company their availability for election; Messrs. McGovern, Price and Spiegel are presently Directors. In the event that the nominees should not continue to be available for election, the holders of the Proxies may exercise their discretion to vote for a substitute. Officers hold office until the meeting of the Board of Directors following each Annual Meeting of Stockholders and until their successors have been chosen and qualified.

          Each of the nominees was nominated by the Company's Corporate Governance and Compensation Committee, which also functions as a nominating committee. This committee consists solely of directors who are not employees of the Company.

          The following information is furnished with respect to the nominees and each other continuing member of the Company's Board of Directors.

                                                                                                           YEAR
                                             POSITIONS WITH                                               FIRST
                                             THE COMPANY                                CLASS OF         BECAME
NAME                            AGE          PRESENTLY HELD                             DIRECTOR       DIRECTOR
----                            ---          --------------                             --------       --------



NOMINEES:

Michael McGovern                59           Vice Chairman and Director                       I           1997

Michael D. Price                45           Vice President, Chief Financial                  I           1995
                                             Officer, Secretary, Treasurer
                                             and Director

John W. Spiegel                 62           Director                                         I           2002



DIRECTORS WHOSE TERMS OF OFFICE
CONTINUE AFTER THE MEETING(1):

Charles L. Bolling              79           Director                                        II           1991

Robert J. Gyurik                56           Vice President of Pharmaceutical                II           1998
                                             Development and Director

William A. Packer               68           Director                                        II           1999

Miguel Fernandez                72           Director                                        III          1999

James R. Murphy                 53           Chairman of the Board, President,               III          1993
                                             Chief Executive Officer and Director

                                       5



Robert M. Stote, M.D.           63           Senior Vice President, Chief                    III          1993
                                             Science Officer and Director

---------------------------------
(1) Class II Directors hold office until the 2004 Annual Meeting of Stockholders. Class III Directors hold office until the 2005 Annual Meeting of Stockholders.

BACKGROUND OF NOMINEES

         MICHAEL MCGOVERN has served as one of the Company's directors since 1997 and was named Vice Chairman of the Company in October 1999. Mr. McGovern serves as President of McGovern Enterprises, a provider of corporate and financial consulting services, which he founded in 1975. Mr. McGovern is Chairman of the Board of Specialty Surgicenters, Inc., is Vice Chairman of the Board of Employment Technologies, Inc. and is a Director on the corporate boards of Training Solutions Interactive, Inc. and the Reynolds Development Company. Mr. McGovern received a B.S. and M.S. in accounting and his Juris Doctor from the University of Illinois. Mr. McGovern is a Certified Public Accountant.

         MICHAEL D. PRICE became Chief Financial Officer, Vice President/Treasurer and Secretary of the Company in October 1993, April 1993 and November 1992, respectively, and has served as one of the Company's directors since 1995. He has served the Company in other capacities since March 1992. Prior to joining the Company, he was employed as a financial and management consultant with Carr Financial Group from March 1990 to March 1992. Prior thereto, he was employed as Vice President of Finance with Premiere Group, Inc. from June 1988 to February 1990. Prior thereto, Mr. Price was employed by Price Waterhouse (now PriceWaterhouseCoopers) from January 1982 to June 1988 where his last position with that firm was as an Audit Manager. Mr. Price received a B.S. in Business Administration with a concentration in Accounting from Auburn University and an M.B.A. from Florida State University. Mr. Price is a Certified Public Accountant licensed by the State of Florida.

         JOHN W. SPIEGEL has served as one of the Company's directors since June 2002. Mr. Spiegel has served as Vice Chairman and Chief Financial Officer of SunTrust Banks, Inc. since August 2000. Prior to August 2000, Mr. Spiegel was an Executive Vice President and Chief Financial Officer of SunTrust Banks from 1985. Mr. Spiegel also serves as Chairman of the Board of the Bank Administration Institute and on the Board of Directors of Rock-Tenn Company
(RKT), the Woodruff Arts Center, the High Museum of Art, the American Cardiovascular Research Institute, and the Children's Healthcare of Atlanta. Mr. Spiegel is also a member of the Dean's Advisory Council of the Goizueta Business School at Emory University. Mr. Spiegel received an MBA from Emory University.

BACKGROUND OF CONTINUING DIRECTORS

         CHARLES L. BOLLING has served as one of the Company's directors since 1991. Mr. Bolling served from 1968 to 1973 as Vice President of Product Management and Promotion (U.S.), from 1973 to 1977 as Vice President of Commercial Development and from 1977 to 1986 as Director of Business Development (International) at SmithKline & French Laboratories. Mr. Bolling received an A.B. from Princeton University. Mr. Bolling has been retired since 1986.

         ROBERT J. GYURIK has served as one of the Company's directors since 1998 and became Vice President of Pharmaceutical Development of the Company in March 1999. Mr. Gyurik was Manager of Development and Quality Control at MacroChem Corporation, a position he held from May 1993 to February 1999. From 1971 to 1993 Mr. Gyurik worked in various research and development positions at SmithKline Beecham. Prior thereto, Mr. Gyurik worked at Schering as a Medicinal Chemist. Mr. Gyurik received a B.A. in Biology and Chemistry from Immaculata College. Mr. Gyurik is a member of the American Chemical Society, International Society for Chronobiology and the New York Academy of Sciences.

         WILLIAM A. PACKER has served as one of the Company's directors since 1999. Mr. Packer has been a business and industry consultant to a number of biopharmaceutical companies since 1998. From 1992 until 1998, Mr. Packer was President and Chief Financial Officer of Virus Research Institute, Inc., a publicly owned biotechnology company. Prior to this, Mr. Packer was employed by SmithKline Beecham Plc, where he held various senior management positions, the most recent as Senior Vice President, Biologicals, in which position he was responsible for the direction of SmithKline's global vaccine business. Mr. Packer is a Chartered Accountant.

         MIGUEL FERNANDEZ has served as one of the Company's directors since 1999. Mr. Fernandez served from 1980 to 1996 as President of the International Division and corporate Vice President at Carter-Wallace, Inc., where he was responsible for all product lines outside of the United States. Prior thereto, Mr. Fernandez was employed for approximately eight years by SmithKline & French, where his last position was President of the division that included France, Portugal and Switzerland. Before SmithKline, Mr. Fernandez served as Managing Director of Warner Lambert in Argentina for two years. From 1962 to 1970, Mr. Fernandez was employed by Merck/Frost in Canada. Mr. Fernandez attended the University of British Columbia in Canada and received an M.B.A. from the Ivey School of Business at the University of Western Ontario in London, Ontario, Canada. Mr. Fernandez has been retired since 1996.

         JAMES R. MURPHY has served as one of the Company's directors since 1993. Mr. Murphy became President of the Company in September 1994, was named Chief Executive Officer effective January 1995 and became Chairman of the Board in June 1995. Prior to rejoining the Company, Mr. Murphy served as Vice President of Business Development at MacroChem Corporation, a publicly owned pharmaceutical and drug delivery company, from March 1993 through September 1994. From September 1992 until March 1993, Mr. Murphy served as a consultant in the pharmaceutical industry with his primary efforts directed toward product licensing. Prior thereto, Mr. Murphy served as Director - Worldwide Business Development and Strategic Planning of the Company from December 1991 to September 1992. Mr. Murphy previously spent 14 years in pharmaceutical research and product development with SmithKline Corporation and in international business development with contract research and consulting laboratories. Mr. Murphy received a B.A. in Biology from Millersville University.

         ROBERT M. STOTE, M.D. became Senior Vice President and Chief Science Officer of the Company in March 1992 and has served as one of the Company's directors since 1993. Prior to joining the Company, Dr. Stote was employed for 20 years by SmithKline Beecham Corporation serving in a variety of executive clinical research positions. Dr. Stote was Chief of Nephrology at Presbyterian Medical Center of Philadelphia from 1972 to 1989 and was Clinical Professor of Medicine at the University of Pennsylvania. Dr. Stote also serves as a Director of Datatrak International, Inc. Dr. Stote received a B.S. in Pharmacy from the Albany College of Pharmacy, an M.D. from Albany Medical College and is Board Certified in Internal Medicine and Nephrology. He was a Fellow in Nephrology and Internal Medicine at the Mayo Clinic and is currently a Fellow of the American College of Physicians.


COMMITTEES OF THE BOARD OF DIRECTORS; BOARD OF DIRECTORS MEETINGS

         The Board of Directors has an Audit Committee, a Corporate Governance and Compensation Committee (which also serves as an independent nominating committee), a Strategic Planning Committee and a Product Management Committee.

         The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of independent auditors which audit the Company's consolidated financial statements, reviewing the Company's internal control procedures and advising the Company on tax and other matters connected with the finances and reporting obligations of the Company. The Audit Committee also reviews with management the annual audit and other work performed by the independent auditors. The Audit Committee currently consists of Messrs. Miguel Fernandez, John Spiegel and William Packer (chairman). All members of the audit committee are independent directors. While the Company is continuing to evaluate the new rules relating to audit committees, it believes that at least one of the members of the audit committee meets the definition of an "audit committee financial expert."

         The Corporate Governance and Compensation Committee acts as a nominating committee to select potential candidates to nominate for the Board. The Committee also works on the development of the Company's corporate governance principles. It is undertaking a review of the Company's corporate governance, including its codes of conduct, evaluations of the Board and its committees and other areas of governance. The Committee administers the Company's Stock Option Plans and reviews and recommends to the Board of Directors the nature and amount of compensation to be paid to the Company's executive officers and employees that earn in excess of $250,000 annually. The Corporate Governance and Compensation Committee currently consists of Messrs. Miguel Fernandez, Michael McGovern (chairman) and John Spiegel.

         The Strategic Planning Committee advises the Board and Management with respect to the strategic direction of the Company. The Product Management Committee advises the Board and Management with respect to acquisitions and dispositions of products for development or sale. The Strategic Planning Committee currently consists of Messrs. Charles Bolling, Miguel Fernandez (chairman), James Murphy and William Packer. The Product Management Committee currently consists of Messrs. Charles Bolling, Michael McGovern, James Murphy (chairman) and Robert Stote.

         During 2002, the Board of Directors held 8 meetings and acted by unanimous written consent three times, the Audit Committee held 6 meetings, the Corporate Governance and Compensation Committee held 5 meetings, the Strategic Planning Committee held 1 meeting and the Product Management Committee held 1 meeting. Each Director attended at least 75% of the total number of meetings of the Board of Directors which were held during the period he served as a Director in 2002 and meetings of each Committee on which such Director served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Corporate Governance and Compensation Committee during 2002 were Messrs. Charles L. Bolling, Miguel Fernandez, Michael McGovern, John W. Spiegel and William A. Packer, all of whom were at the time of service non-employee Directors. No member of the Corporate Governance and Compensation Committee has a relationship that would constitute an interlocking relationship with Executive Officers or Directors of the Company or another entity.

REMUNERATION OF NON-EMPLOYEE DIRECTORS

         The Company pays Directors who are not employees fees consisting of a $10,000 annual retainer, $2,500 for each in-person meeting of the Board of Directors, $500 for each telephone meeting and $500 for each committee meeting attended which does not take place on the same day as board meetings, in addition to reimbursing expenses incurred in attending meetings. Each Director who is not an employee is automatically granted options to purchase 15,000 shares of the Company's Common Stock upon his or her election to the board and annually on the date of each of the Company's annual stockholders' meeting during his or her term. Each Director also has the option to receive options to purchase an additional 15,000 shares of the Company's Common Stock in lieu of the $10,000 annual retainer. For his additional time and effort, Mr. McGovern, the Company's Vice Chairman, was awarded additional options to purchase 100,000 shares of Common Stock during 2002. During 2002, options to purchase 250,000 shares of Common Stock were granted to all Directors who are not employees at exercise prices ranging from $9.80 to $11.72 per share, representing not less than the fair market value of the Common Stock on the dates of the grants. These options expire on dates ranging from February 12, 2012 to June 21, 2012.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the total compensation for 2000, 2001 and 2002 paid to or accrued by the Company for the Chief Executive Officer and the executive officers at December 31, 2002 whose total cash compensation in 2002 exceeded $100,000. Except as provided in the table below or otherwise discussed below, the Company paid no other compensation to them.

                           SUMMARY COMPENSATION TABLE

                                                                                 Long-Term Compensation
                                                                                 ----------------------
                                              Annual Compensation                  Awards             Payouts
                                       ---------------------------------- ------------------------    --------
                                                                                        Securities
                                                               Other      Restricted    Underlying    LTIP      All
                                                               Annual        Stock       Options/   Payouts    Other
Name and Principal Position      Year  Salary($)  Bonus($)   Comp.($)(1)   Awards($)      SARs(#)     ($)       Comp.
---------------------------      ----  -------    ---------  -----------   ---------    ---------   ------     ------

James R. Murphy (2)........      2002   $475,000  $175,000     $12,000        ---         ---        ---      $71,745
  Chairman of the Board,         2001   $390,000  $100,000     $12,000        ---         ---        ---      $70,135
  President, Chief Executive     2000   $366,923  $170,000     $12,000        ---         ---        ---      $11,984
  Officer and Director

Robert M. Stote (3)........      2002   $193,490  $ 25,000       ---          ---         ---        ---      $17,950
  Senior Vice President, Chief   2001   $121,752  $ 15,000       ---          ---         ---        ---      $12,336
  Science Officer and Director   2000   $ 94,589  $ 15,000       ---          ---         ---        ---      $12,336

Michael D. Price (4).......      2002   $240,000  $ 75,000       ---          ---         ---        ---      $23,282
  Vice President, Chief          2001   $212,000  $ 50,000       ---        $39,313       ---        ---      $22,114
  Financial Officer, Treasurer,  2000   $188,685  $ 30,000       ---          ---         ---        ---      $11,007
  Secretary and Director

Robert J. Gyurik (5).......      2002   $210,000  $ 80,000       ---          ---         ---        ---      $44,563
  Vice President of              2001   $175,000  $ 50,000       ---          ---         ---        ---      $42,081
  Pharmaceutical Development     2000   $138,903  $ 30,000       ---          ---         ---        ---      $10,973
  and Director

Jordan A. Horvath (6)......      2002   $331,250  $ 25,000       ---          ---         ---        ---      $12,217
  Vice President and             2001   $304,500     ---         ---          ---         ---        ---      $10,757
   General Counsel               2000   $112,734     ---         ---          ---         ---        ---      $    16

---------------------------
   (1) The value of perquisites provided to the named executive officers did not exceed $50,000 or 10% of total compensation in any case.

   (2) "All Other Compensation" for Mr. Murphy includes:

     o in 2002 and 2001, principal and interest of $55,647 and $55,537, respectively, forgiven on a loan made by the Company to Mr. Murphy in 2000 to assist Mr. Murphy's payment of taxes on shares of the Company's Common Stock awarded by the Company to him in 1999;
     o matching contributions in shares of the Company's Common Stock to Mr. Murphy's 401(k) plan valued at $12,000 in 2002, $10,500 in 2001 and
          $9,530 in 2000;
     o matching contributions in cash to Mr. Murphy's 401(k) plan in the amount of $970 in 2000; and
     o    life insurance premiums of $4,098 in 2002 and 2001 and $1,484 in 2000.

   (3) "All Other Compensation" for Dr. Stote includes:

     o matching contributions in shares of the Company's Common Stock to Dr. Stote's 401(k) plan valued at $12,000 in 2002, $10,500 in 2001 and
          $10,217 in 2000;

     o matching contributions in cash to Dr. Stote's 401(k) plan in the amount of $283 in 2000; and

     o life insurance premiums of $5,950 in 2002, and $1,836 in 2001 and 2000.

   (4) "All Other Compensation" for Mr. Price includes:

     o in 2002 and 2001, principal and interest of $11,129 and $11,107, respectively, forgiven on a loan made by the Company to Mr. Price in 2000 to assist Mr. Price's payment of taxes on shares of the Company's Common Stock awarded by the Company to him in 1999;
     o matching contributions in shares of the Company's Common Stock to Mr. Price's 401(k) plan valued at $11,000 in 2002, $10,500 in 2001 and
          $9,949 in 2000;
                                               (footnotes continue on next page)

     o matching contributions in cash to Mr. Price's 401(k) plan in the amount of $551 in 2000; and
     o    life insurance premiums of $1,153 in 2002, and $507 in 2001 and 2000.

    (5) "All Other Compensation" for Mr. Gyurik includes:

     o in 2002 and 2001, principal and interest of $31,091 and $31,030, respectively, forgiven on a loan made by the Company to Mr. Gyurik in 2000 to assist Mr. Gyurik's payment of taxes on shares of the Company's Common Stock awarded by the Company to him in 1999;
     o matching contributions in shares of the Company's Common Stock to Mr. Gyurik's 401(k) plan valued at $12,000 in 2002, $10,500 in 2001 and
          $10,237 in 2000;
     o matching contributions in cash to Mr. Gyurik's 401(k) plan in the amount of $263 in 2000; and
     o life insurance premiums of $1,472 in 2002, $551 in 2001 and $473 in 2000.

   (6) Mr. Horvath joined the Company in August 2000. "All Other Compensation" for Mr. Horvath includes:

     o matching contributions in shares of the Company's Common Stock to Mr. Horvath's 401(k) plan valued at $11,000 in 2002 and $10,500 in 2001;
          and
     o life insurance premiums of $1,217 in 2002, $257 in 2001 and $16 in 2000.

         The Company has entered into employment agreements with each of Messrs. Murphy, Stote, Price, Gyurik and Horvath which set forth their relationships with the Company. The agreements expire on December 31, 2003 and renew annually for one year terms. Under the agreements, each individual is paid a base salary and provided with life insurance, with salary increases, bonuses and stock option grants at the discretion of the board's compensation committee (except for Mr. Murphy's agreement, which provides for a minimum stock option grant of 50,000 options per annum and Mr. Horvath's initial agreement, which provides for minimum salary increases of 5% per year). All employees are full time, with the exception of Dr. Stote who is a part-time employee.

         The agreements may be terminated on one year's notice and, if terminated earlier without cause, upon payment of severance equal to one year's salary, a bonus equal to the greater of the employee's bonus for the current year or bonus for the prior year and vesting of options based on the number of months' employment during the vesting period. If the employee is terminated within 12 months of a change of control of the Company, or if the employee terminates his employment within 12 months after a change of control because his job changes, the Company breaches his employment agreement or he is required to move his residence, then the severance is increased to twice his annual salary, twice the average of bonuses in the prior two years, immediate vesting of all stock options and continuation of health benefits for two years (or until receiving comparable benefits from another employer), and the option to keep in place life insurance at the employee's expense. No severance is paid on a termination for cause. In Mr. Murphy's agreement, severance following a change in control is 2.99 times salary. Mr. Horvath's initial agreement provides that, on termination without cause, severance will be two years' salary and acceleration of all options and, following a termination after a change of control, severance will be 2.99 times salary and bonus.

STOCK OPTION PLANS

         1991 Stock Option Plan. The Company's 1991 Stock Option Plan was adopted in 1991 and was amended several times to increase the number of shares issuable under it to a total of 1,000,000. While no options could be granted under the 1991 plan after September 30, 2001, all options granted prior to that date continued to vest and remain outstanding in accordance with the terms of the 1991 Plan.

         2001 Employee Stock Option Plan. The Company's 2001 Employee Stock Option Plan was adopted and approved in 2001. The Company may issue incentive stock options, as defined in the Internal Revenue Code of 1986, or non-qualified stock options to purchase up to 1,000,000 shares of the Company's Common Stock to the Company's employees under this plan. During 2002, options to purchase 142,000 shares of the Company's Common Stock were granted to employees who are not executive officers. Such options were granted at prices ranging from $8.30 to $11.72 per share, representing the fair market value of the Company's Common Stock on the dates of grant. These options expire on various dates ranging from January 3, 2012 to October 2, 2012. See Proposal 3 below for a further description of this plan and a proposal to amend this plan to increase the number of shares issuable upon exercise of options which may be granted under the plan.

         2001 Directors' Stock Option Plan. The Company's 2001 Directors' Stock Option Plan was adopted and approved in 2001. The Company may issue non-qualified stock options to purchase up to 500,000 shares of the Company's Common Stock to the Company's Directors under this plan. See Proposal 4 below for a further description of this plan and a proposal to amend this plan to increase the number of shares issuable upon exercise of options which may be granted under the plan.

         The following table sets forth the details of options granted to the individuals listed in the Summary Compensation table during 2002. No stock appreciation rights have been granted to date.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL
                                                                                             REALIZABLE
                                                                                              VALUE AT
                                             INDIVIDUAL GRANTS                                 ASSUMED
                        -----------------------------------------------------------          ANNUAL RATES
                            NUMBER OF          % OF TOTAL                                   OF STOCK PRICE
                           SECURITIES         OPTIONS/SARS   EXERCISE                        APPRECIATION
                           UNDERLYING          GRANTED TO     OR BASE                      FOR OPTION TERMS
                             OPTIONS          EMPLOYEES IN     PRICE     EXPIRATION        ----------------
 NAME                      GRANTED (#)        FISCAL YEAR    ($/SHARE)      DATE          5%($)        10%($)
 ----                     ------------       --------------  ---------      ----          -----        ------


James R. Murphy ......       100,000             14.3%         $9.79        1/3/12       $615,688      $1,560,274
Robert M. Stote, M.D..        37,500              5.4%      $8.93-$9.79   1/3-2/27/12    $226,803      $  574,763
Michael D. Price .....        50,000              7.1%         $9.79        1/3/12       $307,844      $  780,137
Robert J. Gyurik......       100,000             14.3%         $9.79        1/3/12       $615,688      $1,560,274
Jordan A. Horvath.....        20,000              2.9%         $9.79        1/3/12       $123,138      $  312,055

         The following table sets forth certain information for each of the individuals listed in the Summary Compensation Table concerning the number and value realized on exercise of stock options during 2002 and the number and value at December 31, 2002 of shares of the Company's Common Stock subject to unexercised options.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED                IN-THE-MONEY
                                    SHARES                         OPTIONS/SARS AT FY-END                OPTIONS/SARS
                                   ACQUIRED                              (# SHARES)                     AT FY-END($)(1)
                                      ON        VALUE                    ----------              ----------------------------
NAME                               EXERCISE(#) REALIZED($)        EXERCISABLE   UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----                               ----------  ----------         -----------   -------------    -----------     -------------


James R. Murphy...................     ---         ---               803,000         100,000     $3,104,050                ---
Robert M. Stote, M.D..............     ---         ---               577,500          37,500     $2,345,166                ---
Michael D. Price..................     ---         ---               496,500          50,000     $1,945,207                ---
Robert J. Gyurik..................     500      $3,650                89,500         100,000     $  190,225                ---
Jordan A. Horvath.................     ---         ---               100,000          70,000     $   30,000            $15,000

--------------

(1) Based on the difference between the closing price per share of the Company's Common Stock on December 31, 2002 and the option exercise prices.

         No long-term incentive plan awards were granted to the individuals listed in the Summary Compensation table during 2002.


SECTION 16(a) BENEFICIAL OWNERSHIP  REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and any persons who own more than 10% of any class of the Company's equity securities, to file certain reports relating to their ownership of such securities and changes in such ownership with the Securities and Exchange Commission, the American Stock Exchange and the Pacific Stock Exchange and to furnish the Company with copies of such reports. To the Company's knowledge, during 2002, all Section 16(a) filing requirements have been satisfied, with the exception that Robert J. Gyurik, Vice President of Pharmaceutical Development and a Director, reported one transaction late and Miguel Fernandez, a Director, reported four transactions late.

401(k) RETIREMENT PLAN

         The Company sponsors a 401(k) retirement plan (the "401(k) Plan") under which eligible employees may contribute, on a pre-tax basis, between 1% and 15% of their respective total annual income from the Company, subject to maximums set by U.S. tax law. All employees who work for the Company in the U.S. are eligible to participate in the 401(k) Plan. All employee contributions are allocated to the employee's individual account and are invested in various investment options as directed by the employee. Employees' cash contributions are fully vested and nonforfeitable. The Company made matching contributions to the 401(k) Plan in 2002 by granting 9,320 shares of the Company's Common Stock valued at $92,155. The Company currently matches 100% of each eligible employee's contribution in 2003 with shares of the Company's Common Stock. All of the Company's matching contributions vest 25% each year for the first four years of each employee's employment.


EQUITY COMPENSATION PLANS

         The following table sets forth certain information as of December 31, 2002 with respect to the Company's equity compensation plans:

                                                                                              NUMBER OF SECURITIES
                                    NUMBER OF SECURITIES TO    WEIGHTED-AVERAGE EXERCISE    REMAINING AVAILABLE FOR
                                    BE ISSUED UPON EXERCISE       PRICE OF OUTSTANDING          FUTURE ISSUANCE
                                    OF OUTSTANDING OPTIONS,      OPTIONS, WARRANTS AND     UNDER EQUITY COMPENSATION
          PLAN CATEGORY               WARRANTS AND RIGHTS                RIGHTS                      PLANS
          -------------               -------------------         -------------------       -----------------------
Equity compensation plans
approved by security
holders........................             3,459,428                    $6.07                      308,500

Equity compensation plans not
approved by security
holders(1).....................               650,000                    $3.31                        ---
                                              -------                    -----                        ---

     Total.....................             4,109,428                    $5.64                      308,500
                                            =========                    =====                      =======

---------------------------
(1) Includes options to purchase 20,000 shares of Common Stock exercisable at $20.00 per share granted to a former officer and director of the Company as termination compensation, warrants to purchase 230,000 shares of Common Stock exercisable at $5.00 per share upon exercise of Class B Warrants issued to the underwriter of the Company's 1996 public offering, and warrants to purchase 400,000 shares of Common Stock exercisable at $1.50 per share issued to the seller of various patent rights and technology that the Company acquired.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In March 2000 the Company made loans to three executive officers to assist each of them in making their income tax payments for shares of the Company's Common Stock which the Company granted to them in 1999. The Company loaned $250,000 to Mr. Murphy, $50,000 to Mr. Price and $140,000 to Mr. Gyurik. The loans had an interest rate of 2.37% annually, were due in March 2003 and were secured by shares of the Company's Common Stock owned by the three individuals (Mr. Murphy, 18,700 shares; Mr. Price, 4,000 shares; Mr. Gyurik, 10,700 shares). Interest on the loans accrued quarterly. In December 2001, January 2002 and March 2003, the Company agreed to forgive part of the principal and interest on the loans as detailed in the following chart. There are no further amounts currently due on these loans. All of the amounts forgiven are considered taxable income to the three individuals.


                                                           JAMES R. MURPHY      MICHAEL D. PRICE      ROBERT J. GYURIK
                                                           ---------------      ----------------      ----------------
Initial amount of loan..............................              $250,000               $50,000              $140,000
  Principal forgiven in December 2001...............                27,850                 5,570                15,879
  Interest forgiven in December 2001................                27,687                 5,537                15,151
  Principal forgiven in January 2002................                55,209                11,042                30,847
  Interest forgiven in January 2002.................                   439                    88                   245
  Principal forgiven in March 2003..................               166,941                33,388                93,274
  Interest forgiven in March 2003...................                 4,813                   963                 2,689
Balance due at March 31, 2003.......................                    $0                    $0                    $0

AUDIT COMMITTEE REPORT

         In accordance with its charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibilities relating to the Company's audited financial reports, accounting procedures and financial controls. The Audit Committee reviews the procedures and results of the Company's independent audits, and is directly responsible for the appointment, compensation, retention and oversight of Deloitte & Touche, LLP, the Company's independent auditors, to help assure the quality of the Company's financial reporting and control systems. In addition, the Audit Committee facilitates communication among the Board of Directors, the independent auditors and the Company's management relating to financial and control issues and approves any non-audit services to be rendered by the auditors.

         During 2002 the Audit Committee met six times and the committee chair, as representative of the committee, and members of the committee held discussions with the chief financial officer, independent auditors and legal counsel from time to time throughout the year.

         Auditor Independence and 2002 Audit. To fulfill its duties, the Audit Committee obtained a formal written report of the independent auditors describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committee." In addition, the Audit Committee discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

         The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committee" and reviewed the results of the independent auditors' examination of the financial statements.

         2002 Financial Statements and Recommendations of the Committee. The Audit Committee reviewed the Company's audited financial statements as of and for the year ended December 31, 2002 with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

         Based on the review discussed above and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

FEES


         Audit Fees. The aggregate fees billed for professional services rendered by the independent auditors for the audit of the Company's financial statements as of and for the year ended December 31, 2002, the review of the financial statements in the Company's Form 10-Q filings for the year, the statutory audit of the Company's subsidiaries, the Company's filings with the Securities and Exchange Commission and other audit fees were $431,958.

         Audit Related Fees. The aggregate audit related fees billed for professional services by the independent auditors in 2002 rendered for due diligence reviews of potential acquisitions and other matters were $9,645.

         Tax Fees. The aggregate tax fees billed for professional services rendered by the independent auditors in 2002 for tax compliance, tax advice, tax planning and other tax-related matters were $37,650.


         All Other Fees. No other fees were paid to the independent auditors during 2002.

         The Audit Committee considered whether, and has determined that, the provision of these services is compatible with maintaining the independent auditors' independence. The independent auditors did not provide professional services during 2002 for the operation of the Company's information systems or financial system design and implementation.

DISCLAIMER

         This report is being provided to the Company's stockholders solely for informational purposes. You should not consider this report to be "soliciting material" or to be "filed" with the SEC. It also is not subject to the SEC's proxy rules or to the liabilities of Section 18 of the U.S. Securities Exchange Act of 1934. In addition, this report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Federal securities laws.

                                                  AUDIT COMMITTEE
                                                  William A. Packer, Chairman
                                                  Miguel Fernandez
                                                  John W. Spiegel

COMPENSATION COMMITTEE REPORT

         The Corporate Governance and Compensation Committee of the Board of Directors (the "Compensation Committee") determines, to the extent not fixed pursuant to the terms of applicable employment agreements, the compensation of the Chief Executive Officer, other employee members of the Board of Directors, and all other executive employees whose annual compensation exceeds $250,000. The compensation levels of such officers, directors and employees are subject to the approval of the Board of Directors. All of the members of the Compensation Committee are Directors who are not employees of the Company.

         The Compensation Committee, being responsible for overseeing and approving executive compensation and grants of stock options, is in a position to appropriately balance the current cash compensation considerations with the longer-range incentive-oriented growth outlook associated with stock options and shares of Common Stock.

         The main objectives of the Company's compensation structure include rewarding individuals for their respective contributions to the Company's performance, providing executive officers with a stake in the long-term success of the Company and providing compensation programs and policies that will attract, retain and motivate qualified executive personnel. The Board of Directors and the Compensation Committee place a great deal of importance on recruiting, hiring, retaining and motivating high quality personnel and recognize that by offering executives employment agreements, it can be more successful in recruiting experienced executives from large, established pharmaceutical companies. Historically, the members of the Board of Directors and the Compensation Committee have chosen to achieve these objectives through salary increases, cash and stock bonuses and periodic stock option grants. The Committee considered each of these factors in approving the compensation for Mr. Murphy, who serves as President and Chief Executive Officer.

         In determining compensation, the Compensation Committee considers, among other things, the performance of the Company, improvement in financial position, strategic alliances, acquisition of products, product registration, raising of capital, compensation levels in competing companies, individual contributions to the Company and the length of service with the Company. The Compensation Committee has also surveyed executive compensation of similarly situated companies and retained the services of an independent law firm, experienced in employment and compensation matters, for the purpose of obtaining independent, objective guidance with respect to the Committee's performance of its duties.

         Compensation through the periodic grant of Common Stock and stock options under the Company's stock option plans is intended to coordinate executives' and stockholders' long-term interests by creating a direct link between a portion of executive compensation and increases in the price of Common Stock and the long-term success of the Company. This method of compensation also permits the Company to preserve its cash resources.

         During 2002 the Committee completed its comprehensive review of the employment agreements that the Company enters into with each of its officers. It updated the provisions of the agreement and the Company is entering into the new agreement with each officer as their current agreement expires.

         For the year 2002, Mr. Murphy, recommended merit increases and base salary amounts for each officer other than himself based on his assessment of each officer's individual performance and accomplishment of corporate and personal objectives. We evaluated Mr. Murphy's recommendations regarding each officer's compensation, taking into account the officer's tenure and our subjective assessment of individual performance. We considered Mr. Murphy's recommendations with respect to merit increases and base salary amounts. We reviewed the accomplishments and performance of such officers and comparative compensation data from similar or competing companies and then approved compensation packages for each of the Company's officers.

         A significant portion of the direct compensation of officers consists of annual incentive bonuses. Bonus targets are closely tied to performance measures, at both the corporate level and at individual areas of responsibility. Mr. Murphy recommended specific bonuses for all officers other than himself. We evaluated Mr. Murphy's recommendations regarding each officer's bonus, taking into account Mr. Murphy's assessment of each officer's individual performance and our subjective assessment of individual performance, in addition to accomplishment of corporate objectives. We then approved the bonuses to be awarded for the calendar year 2002.

         Future increases in executive compensation will be based upon the satisfaction of pre-established individual objectives, extraordinary individual contributions, corporate milestones and financial performance of the Company.

DISCLAIMER

         This report is being provided to the Company's stockholders solely for informational purposes. You should not consider this report or the stock price performance graph that follows to be "soliciting materials" or to be "filed" with the SEC. They are not subject to the SEC's proxy rules or to the liabilities of Section 18 of the U.S. Securities Exchange Act of 1934. In addition, this report and the performance graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Federal securities laws.


                                                COMPENSATION COMMITTEE
                                                Michael McGovern, Chairman
                                                Miguel Fernandez
                                                John W. Spiegel

COMMON STOCK PERFORMANCE

         The graph presented below compares the cumulative total stockholder return on the Company's Common Stock for the five years ended December 31, 2002 with the cumulative total stockholder return for such period reflected in the Standard and Poor's (S&P) 500 Stock Index, the Russell 2000 Index and in a peer group index of three competing pharmaceutical companies (Andrx Group, Cima Labs Inc. and Noven Pharmaceuticals, Inc.) (the "Peer Group"). The graph (and the information relating to it) was obtained by the Company from S&P. The comparative returns shown in the graph assume (i) the investment of $100 in the Company's Common Stock, the common stock of the companies included in the S&P 500 Stock Index, the Russell 2000 Index and the Peer Group at the market close on December 31, 1997 and (ii) the reinvestment of all dividends.


                              [GRAPH APPEARS HERE]

                            TOTAL SHAREHOLDER RETURNS
                             (Dividends Reinvested)

                                                                       ANNUAL RETURN PERCENTAGE
                                                                       ------------------------
                                                                       YEAR ENDED DECEMBER 31,
COMPANY NAME / INDEX                                         1998        1999        2000        2001        2002
------------------------------------------------------------------------------------------------------------------

Bentley Pharmaceuticals                                    -36.84      312.50       -5.05       73.45      -21.00
S&P 500 Index                                               28.58       21.04       -9.10      -11.89      -22.10
Russell 2000                                                -2.55       21.26       -3.02        2.49      -20.48
Peer Group                                                  29.63       95.74      174.61        0.36      -72.88



                                             BASE                          INDEXED RETURNS
                                            PERIOD                         ---------------
                                           DECEMBER                    YEAR ENDED DECEMBER 31,
COMPANY NAME / INDEX                       31, 1997          1998        1999        2000        2001        2002
------------------------------------------------------------------------------------------------------------------

Bentley Pharmaceuticals                      100            63.16      260.53      247.37      429.05      338.95
S&P 500 Index                                100           128.58      155.63      141.46      124.65       97.10
Russell 2000                                 100            97.45      118.17      114.60      117.45       93.39
Peer Group                                   100           129.63      253.73      696.76      699.30      189.64




PEER GROUP
----------
Andrx Group
Cima Labs Inc.
Noven Pharmaceuticals, Inc.

                                   PROPOSAL 2

               AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

      The Board of Directors has approved, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 35,000,000 shares to 100,000,000 shares.


      The Board of Directors believes that it is in the best interests of the Company and its stockholders to have additional shares of Common Stock authorized which would be available for issuance for general corporate purposes, including raising capital to support business expansion, stock splits, stock dividends, acquisitions or other developments which might make its issuance desirable. This would provide the Company with additional flexibility to use its capital for business and financial purposes in the future. The Company has 17,457,804 shares of Common Stock issued and outstanding as of the Record Date for the Meeting, in addition to 7,036,088 reserved for issuance pursuant to the Company's outstanding warrants and options, leaving 10,506,108 authorized shares (including 645 treasury shares) available for issuance. If authorization of an increase in the Common Stock is postponed until a specific need arises, the delay and expense incident to obtaining approval of the stockholders at that time could impair the Company's ability to meet its objectives. The Company does not now have any agreement, understanding, arrangement or commitment which would result in the issuance of any of the additional shares to be authorized and no assurance can be given at this time that additional shares will, or as to the circumstances under which such shares might, in fact be issued. No further action or authorization by the stockholders would be necessary prior to the issuance of the additional shares for purposes such as raising capital, establishing strategic relationships with other companies and expanding the Company's business or product lines through the acquisition of other businesses or products. However, there are restrictions on further issuances of shares under applicable laws, regulations and the rules of the stock exchange on which the Company's securities may then be listed. The Company's stock is currently traded on the American Stock Exchange which restricts certain issuances of the Company's Common Stock without stockholder approval.


         The holders of any of the additional shares of Common Stock issued in the future would have the same rights and privileges as the holders of the shares of Common Stock currently authorized and outstanding. Those rights do not include preemptive rights with respect to the future issuance of any additional shares. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is approved, it will become effective upon filing a Certificate of Amendment of the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. A copy of the form of such certificate is attached as Appendix A.

      As stated above, the Company has no immediate plans, arrangements, commitments, or understanding with respect to the issuance of any additional shares of common stock authorized by the proposed amendment. However, the increased authorized shares could be used to make a hostile takeover attempt more difficult by using the shares to make a counter-offer for the shares of a bidder or by selling shares to dilute the voting power of the bidder. As of this date, the Board is unaware of any effort to accumulate the Company's shares or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management, or otherwise. This proposal has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt.

THE DIRECTORS RECOMMEND A VOTE FOR THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                                   PROPOSAL 3

                           APPROVAL OF AN AMENDMENT TO
                  THE COMPANY'S 2001 EMPLOYEE STOCK OPTION PLAN

         On March 30, 2001, the Board of Directors adopted, and on May 9, 2001, the Company's stockholders approved the Company's 2001 Employee Stock Option Plan. The 2001 Employee Stock Option Plan is herein referred to as the "Employee Plan". The Employee Plan is designed to provide an incentive to key employees of the Company and to offer an additional inducement in obtaining the services of such persons. The proceeds derived from the sale of shares subject to options will be used for general corporate purposes of the Company.

         The Employee Plan originally provided for the issuance of options to purchase up to 1,000,000 shares of Common Stock. As of March 31, 2003, options to purchase 988,600 shares of Common Stock have been granted, leaving a total of 11,400 shares of Common Stock available for future grants under the Employee Plan. The Board of Directors has amended the Employee Plan, subject to stockholder approval, to increase the number of shares authorized for issuance by 1,500,000 shares from 1,000,000 shares to 2,500,000 shares. If the amendment is approved, there would be 1,511,400 shares available for future grants under the Employee Plan. Adoption of this amendment to the Employee Plan requires that it be approved by an affirmative vote of a majority of shares voted at the Meeting. A copy of the amendment to the Employee Plan is attached as Appendix B.

         The following summary of certain material features of the Employee Plan does not purport to be complete and is qualified in its entirety by reference to the text of the Employee Plan, a copy of which is set forth as Appendix B to the Company's Proxy Statement for the Annual Meeting of Stockholders of May 9, 2001.

SHARES SUBJECT TO THE EMPLOYEE PLAN AND ELIGIBILITY

         The Employee Plan authorizes the grant of options to purchase a maximum of 1,000,000 shares of the Company's Common Stock (subject to increase as described in the amendment above and to other adjustment as described below) to employees (including officers and directors who are employees) of the Company. Upon expiration, cancellation or termination of unexercised options, the shares of the Company's Common Stock subject to such options will again be available for the grant of options under the Employee Plan. All of the employees of the Company are currently eligible to receive grants of options under the Employee Plan.

         Options to purchase 988,600 shares of the Company's Common Stock have been granted under the Employee Plan, of which options to purchase 15,000 shares of Common Stock have been exercised. Options to purchase an additional 185,000 shares have been authorized for grant to employees under the Employee Plan (155,000 of which are for executive officers) upon stockholder approval of the amendment to increase the number of shares available under the Employee Plan. These shares are allocated to the individuals listed in the Summary Compensation Table as follows:

                                NEW PLAN BENEFITS
                         2001 Employee Stock Option Plan

                                                              NUMBER OF SHARES
                                                                ISSUABLE UPON
                                                             EXERCISE OF OPTIONS
                    NAME AND POSITION                           TO BE GRANTED
                    -----------------                        -------------------


 James R. Murphy
   Chairman of the Board, President, Chief Executive
   Officer and Director..............................................50,000

 Robert M. Stote
   Senior Vice President, Chief Science Officer and
   Director..........................................................15,000

 Michael D. Price
   Vice President, Chief Financial Officer,
   Treasurer, Secretary and Director.................................25,000

 Robert J. Gyurik
   Vice President of Pharmaceutical Development
   and Director......................................................40,000

 Jordan A. Horvath
   Vice President and General Counsel................................25,000

 Executive officers, as a group.....................................155,000

 Directors who are not executive officers, as a group.....................0

 All employees who are not executive officers, as a group............30,000



         On March 31, 2003, the high and low sales prices of the Company's Common Stock as reported by the American Stock Exchange were $8.53 and $8.02 per share, respectively.


TYPE OF OPTIONS

         Options granted under the Employee Plan may either be incentive stock options ("ISOs"), within the meaning of Section 422 of the Code, or nonqualified stock options which do not qualify as ISOs ("NQSOs").

ADMINISTRATION

         The Employee Plan will be administered by the Corporate Governance and Compensation Committee of the Board of Directors (the "Committee") consisting of at least two members of the Board, each of whom is a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. It is also intended that each member of the Committee will be an "outside director" within the meaning of Section 162(m) of the Code. The current members of the Committee are Michael McGovern (chairman), Miguel Fernandez and John Spiegel.

         Among other things, the Committee is empowered to determine, within the express limits contained in the Employee Plan: the employees to be granted options, the times when options shall be granted, whether an option is to be an ISO or a NQSO, the number of shares of Common Stock to be subject to each option, the exercise price of each option, the term of each option, the date each option shall become exercisable as well as any terms, conditions or installments relating to the exercisability of each option, whether and under what conditions to accelerate the date of exercise of any option or installment, the form of payment of the exercise price, the amount, if any, required to be withheld with respect to an option and, with the consent of the optionee, to modify an option. The Committee is also authorized to prescribe, amend and rescind rules and regulations relating to the Employee Plan and to make all other determinations necessary or advisable for administering the Employee Plan and to construe the Employee Plan.

TERMS AND CONDITIONS OF OPTIONS

         Options granted under the Employee Plan will be subject to, among other things, the following terms and conditions:

(a) The exercise price of each option will be determined by the Committee; provided, however, that the exercise price of an ISO, or of any option intended to satisfy the performance-based compensation exemption to the deduction limitation under Section 162(m) of the Code, and may not be less than the fair market value of the Company's Common Stock on the date of grant (110% of such fair market value if the optionee owns (or is deemed to own) more than 10% of the voting power of the Company).

(b) Options may be granted for terms determined by the Committee; provided, however, that the term of an ISO may not exceed 10 years (5 years if the optionee owns (or is deemed to own) more than 10% of the voting power of the Company).

(c) The maximum number of shares of the Company's Common Stock for which options may be granted to an employee in any calendar year is 250,000. In addition, the aggregate fair market value of shares with respect to which ISOs may be granted to an employee which are exercisable for the first time during any calendar year may not exceed $100,000.

(d) The exercise price of each option is payable in full upon exercise or, if the applicable stock option contract ("Contract") entered into by the Company with an optionee permits, in installments. Payment of the exercise price of an option may be made in cash, certified check or, if the applicable Contract permits, in previously acquired shares of the Company's Common Stock having an aggregate fair market value on the date of exercise, equal to the aggregate exercise price of all options being exercised, or any combination thereof. The Committee may, in its sole discretion, permit payment of the exercise price of an option by delivery by the optionee of a properly executed notice, together with a copy of the optionee's irrevocable instructions to a broker acceptable to the Committee, to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay the exercise price.

(e) Options may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee or his or her legal representatives.

(f) Except as may otherwise be provided in the applicable Contract, if the optionee's relationship with the Company as an employee is terminated for any reason (other than the death, disability or retirement of the optionee), the option may be exercised, to the extent exercisable at the time of termination of such relationship, within three months thereafter, but in no event after the expiration of the term of the option. If the employee is terminated following a change of control of the Company, the employee may exercise all options whether or not they had become exercisable. However, if the relationship is terminated either for cause or without the consent of the Company, the option will terminate immediately. In the case of the death of an optionee while an employee (or, generally, within three months after termination of such relationship, or within one year after termination of such relationship by reason of disability or (retirement), except as otherwise provided in the Contract, his or her legal representative or beneficiary may exercise the option, to the extent exercisable on the date of death, within one year after such date, but in no event after the expiration of the term of the option. Except as otherwise provided in the Contract, an optionee whose relationship with the Company was terminated by reason of his or her disability or retirement may exercise the option, to the extent exercisable at the time of such termination, within one year thereafter, but not after the expiration of the term of the option. Options are not affected by a change in the status of an optionee so long as he or she continues to be an employee of the Company.

(g) The Company may withhold cash and/or shares of the Company's Common Stock having an aggregate value equal to the amount which the Company determines is necessary to meet its obligations to withhold any federal, state and/or local taxes or other amounts incurred by reason of the grant or exercise of an option, its disposition or the disposition of shares acquired upon the exercise of the option. Alternatively, the Company may require the optionee to pay the Company such amount, in cash, promptly upon demand.

ADJUSTMENT IN EVENT OF CAPITAL CHANGES

         Appropriate adjustments will be made in the number and kind of shares available under the Employee Plan, in the number and kind of shares subject to each outstanding option and the exercise prices of such options, as well as the number of shares subject to future grants to optionees and limitation on the number of shares that may be granted to any employee in any calendar year, in the event of any change in the Company's Common Stock by reason of any stock dividend, split-up, spin off, combination, reclassification, recapitalization, merger in which the Company is not the surviving corporation, exchange of shares or the like. In the event of (a) the liquidation or dissolution of the Company, or (b) a merger in which the Company is not the surviving corporation or a consolidation, the Board of Directors of the Company shall, as to outstanding options, either (i) make appropriate provisions for the protection of any such outstanding options by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to one share of Common Stock of the Company; provided, only that the excess of the aggregate fair market value of the shares subject to the options immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such options immediately before such substitution over the purchase price thereof, or (ii) upon written notice to an optionee, provide that all unexercised options must be exercised within a specified number of days of the date of such notice or they will be terminated. In any such case, the Board of Directors may, in its discretion, advance the lapse of any waiting or installment periods and exercise dates.

DURATION AND AMENDMENT OF THE EMPLOYEE PLAN

         No option may be granted under the Employee Plan after March 30, 2011. The Board of Directors may at any time terminate or amend the Employee Plan; provided, however, that, without the approval of the Company's stockholders, no amendment may be made which would (a) except as a result of the anti-dilution adjustments described above, increase the maximum number of shares available for the grant of options or increase the maximum number of options that may be granted to an employee in any calendar year, (b) change the eligibility requirements for persons who may receive options or (c) make any changes for which applicable law or regulatory authority requires stockholder approval. No termination or amendment may adversely affect the rights of an optionee with respect to an outstanding option without the optionee's consent.

FEDERAL INCOME TAX TREATMENT

         The following is a general summary of certain material federal income tax consequences of the grant and exercise of the options under the Employee Plan and the sale of any underlying security. This description is based on current law, which is subject to change, possibly with retroactive effect. This discussion does not purport to address all tax considerations relating to the grant and exercise of the options or resulting from the application of special rules to a particular optionee (including an optionee subject to the reporting and short-swing profit provisions under Section 16 of the Securities Exchange Act of 1934, as amended), and state, local, foreign and other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of any underlying security. An optionee should consult with the optionee's own tax advisors with respect to the tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of any underlying security.

ISOs Exercised With Cash

         No taxable income will be recognized by an optionee upon the grant or exercise of an ISO. The optionee's tax basis in the shares acquired upon the exercise of an ISO with cash will be equal to the exercise price paid by the optionee for such shares.

         If the shares received upon exercise of an ISO are disposed of more than one year after the date of transfer of such shares to the optionee and more than two years from the date of grant of the option, the optionee will recognize long-term capital gain or loss on such disposition equal to the difference between the selling price and the optionee's basis in the shares, and the Company will not be entitled to a deduction. Long-term capital gain is generally subject to more favorable tax treatment than short-term capital gain or ordinary income.

         If the shares received upon the exercise of an ISO are disposed of prior to the end of the two-years-from-grant/one-year-after-transfer holding period (a "disqualifying disposition"), the excess (if any) of the fair market value of the shares on the date of transfer of such shares to the optionee over the exercise price (but not in excess of the gain realized on the sale of the shares) will be taxed as ordinary income in the year of such disposition, and the Company generally will be entitled to a deduction in the year of disposition equal to such amount. Any additional gain or any loss recognized by the optionee on such disposition will be short-term or long-term capital gain or loss, as the case may be, depending upon the period for which the shares were held.

NQSOs Exercised With Cash

         No taxable income will be recognized by an optionee upon the grant of an NQSO. Upon the exercise of an NQSO, the excess of the fair market value of the shares received at the time of exercise over the exercise price therefor will be taxed as ordinary income, and the Company will generally be entitled to a corresponding deduction. The optionee's tax basis in the shares acquired upon the exercise of such NQSO will be equal to the exercise price paid by the optionee for such shares plus the amount of ordinary income so recognized.

         Any gain or loss recognized by the optionee on a subsequent disposition of shares purchased pursuant to an NQSO will be short-term or long-term capital gain or loss, depending upon the period during which such shares were held, in an amount equal to the difference between the selling price and the optionee's tax basis in the shares.

Exercises of Options Using Previously Acquired Shares

         If previously acquired shares are surrendered in full or partial payment of the exercise price of an option (whether an ISO or a NQSO), gain or loss generally will not be recognized by the optionee upon the exercise of such option to the extent the optionee receives shares which on the date of exercise have a fair market value equal to the fair market value of the shares surrendered in exchange therefor ("Replacement Shares"). If the option exercised is an ISO or if the shares used were acquired pursuant to the exercise of an ISO, the Replacement Shares are treated as having been acquired pursuant to the exercise of an ISO.

         However, if an ISO is exercised with shares which were previously acquired pursuant to the exercise of an ISO but which were not held for the required two-years-from-grant/one-year-after-transfer holding period, there is a disqualifying disposition of such previously acquired shares. In such case, the optionee would recognize ordinary income on such disqualifying disposition equal to the difference between the fair market value of such shares on the date of exercise of the prior ISO and the amount paid for such shares (but not in excess of the gain realized). Special rules apply in determining which shares are considered to have been disposed of and in allocating the basis among the shares. No capital gain is recognized.

         The optionee will have an aggregate basis in the Replacement Shares equal to the basis of the shares surrendered, increased by any ordinary income required to be recognized on the disposition of the previously acquired shares. The optionee's holding period for the Replacement Shares generally includes the period during which the surrendered shares were held.

         Any shares received by the optionee on such exercise in addition to the Replacement Shares will be treated in the same manner as a cash exercise of an option for no consideration.

Alternative Minimum Tax

         In addition to the federal income tax consequences described above, an optionee who exercises an ISO may be subject to the alternative minimum tax, which is payable only to the extent it exceeds the optionee's regular tax liability. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price is an adjustment, which increases the optionee's alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such amount for purposes of computing the gain or loss on disposition of the shares for alternative minimum tax purposes. If the optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowable as a tax credit against the optionee's regular tax liability (net of other non-refundable credits) in subsequent years. To the extent the credit is not used, it is carried forward. An optionee holding an ISO should consult with the optionee's tax advisors concerning the applicability and effect of the alternative minimum tax.

THE DIRECTORS RECOMMEND A VOTE FOR THE AMENDMENT TO THE EMPLOYEE PLAN.

                                   PROPOSAL 4

           APPROVAL OF THE COMPANY'S 2001 DIRECTORS' STOCK OPTION PLAN

         On March 30, 2001, the Board of Directors adopted, and on May 9, 2001, the Company's stockholders approved the Company's 2001 Directors' Stock Option Plan. The 2001 Directors' Stock Option Plan is herein referred to as the "Directors' Plan". The Directors' Plan is designed to provide an incentive to key non-employee directors of the Company and to offer an additional inducement in obtaining the services of such persons. The proceeds derived from the sale of shares subject to options will be used for general corporate purposes of the Company.

         The Directors' Plan originally provided for the issuance of options to purchase up to 500,000 shares of Common Stock. As of March 31, 2003, options to purchase 492,900 shares of Common Stock were issued and outstanding, leaving a total of 7,100 shares of Common Stock available for future grants under the Directors' Plan. The Board of Directors has amended the Directors' Plan, subject to stockholder approval, to increase the number of shares authorized for issuance by 500,000 shares from 500,000 shares to 1,000,000 shares. If the amendment is approved, there would be 507,100 shares available for future grants under the Directors' Plan. Adoption of this amendment to the Directors' Plan requires that it be approved by an affirmative vote of a majority of shares voted at the Meeting. A copy of the amendment to the Directors' Plan is attached as Appendix C.

         The following summary of certain material features of the Directors' Plan does not purport to be complete and is qualified in its entirety by reference to the text of the Directors' Plan, a copy of which is set forth as Appendix C to the Company's Proxy Statement for the Annual Meeting of Stockholders of May 9, 2001.

         For a description of the current practice of the Company regarding the award of options to non-employee directors, see "Proposal 1 - Election of Directors - Remuneration of Non-Employee Directors."

SHARES SUBJECT TO THE DIRECTORS' PLAN AND ELIGIBILITY

         The Directors' Plan authorizes the grant of options to purchase a maximum of 500,000 shares of the Company's Common Stock (subject to increase as described in the amendment above and to other adjustment as described below) to non-employee directors of the Company. Upon expiration, cancellation or termination of unexercised options, the shares of the Company's Common Stock subject to such options will again be available for the grant of options under the Directors' Plan. All of the non-employee directors of the Company are currently eligible to receive grants of options under the Directors' Plan.

         Options to purchase 492,900 shares of the Company's Common Stock have been granted under the Directors' Plan. No additional options have been approved for grant following approval of this amendment. However, certain options are automatically issuable to Directors at the conclusion of the Meeting, as described above under "Proposal 1 - Election of Directors - Remuneration of Non-Employee Directors."

         On March 31, 2003, the high and low sales prices of the Company's Common Stock as reported by the American Stock Exchange were $8.53 and $8.02 per share, respectively.

TYPE OF OPTIONS

         Options granted under the Directors' Plan shall be nonqualified stock options ("NQSOs") which do not qualify as incentive stock options ("ISOs"), within the meaning of Section 422 of the Code.

ADMINISTRATION

         The Directors' Plan will be administered by the Corporate Governance and Compensation Committee of the Board of Directors (the "Committee") consisting of at least two members of the Board, each of whom is a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. The current members of the Committee are Michael McGovern (chairman), Miguel Fernandez and John Spiegel.

         Among other things, the Committee is empowered to determine, within the express limits contained in the Directors' Plan: the directors to be granted options, the times when options shall be granted, the number of shares of Common Stock to be subject to each option, the exercise price of each option, the term of each option, the date each option shall become exercisable as well as any terms, conditions or installments relating to the exercisability of each option, whether and under what conditions to accelerate the date of exercise of any option or installment, the form of payment of the exercise price, the amount, if any, required to be withheld with respect to an option and, with the consent of the optionee, to modify an option. The Committee is also authorized to prescribe, amend and rescind rules and regulations relating to the Directors' Plan and to make all other determinations necessary or advisable for administering the Directors' Plan and to construe the Directors' Plan.

TERMS AND CONDITIONS OF OPTIONS

         Options granted under the Directors' Plan will be subject to, among other things, the following terms and conditions:

(a) The exercise price of each option will be determined by the Committee but may not be less than the fair market value of the Company's Common Stock on the date of grant.

(b) Options may be granted for terms determined by the Committee; provided, however, that the term may not exceed 10 years.

(c) The exercise price of each option is payable in full upon exercise or, if the applicable stock option contract ("Contract") entered into by the Company with an optionee permits, in installments. Payment of the exercise price of an option may be made in cash, certified check or, if the applicable Contract permits, in previously acquired shares of the Company's Common Stock having an aggregate fair market value on the date of exercise, equal to the aggregate exercise price of all options being exercised, or any combination thereof. The Committee may, in its sole discretion, permit payment of the exercise price of an option by delivery by the optionee of a properly executed notice, together with a copy of the optionee's irrevocable instructions to a broker acceptable to the Committee, to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay the exercise price.

(d) Options may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee or his or her legal representatives.

(e) Except as may otherwise be provided in the applicable Contract, if the optionee's relationship with the Company as a director is terminated for any reason (other than the death or disability of the optionee), the option may be exercised, to the extent exercisable at the time of termination of such relationship, within three months thereafter, but in no event after the expiration of the term of the option. However, if the board appoints the optionee as a director emeritus, the option will expire in accordance with its terms, not in three months. If an optionee ceases to be a director because of his removal or failure to be nominated for re-election to the board or due to a termination of director emeritus status, within three years following a change of control of the Company, the optionee may exercise all options whether or not they had become exercisable. However, if the relationship is terminated either for cause or without the consent of the Company, the option will terminate immediately. In the case of the death of an optionee (or, generally, within three months after termination of such relationship, or within one year after termination of such relationship by reason of disability or retirement), except as otherwise provided in the Contract, his or her legal representative or beneficiary may exercise the option, to the extent exercisable on the date of death, within one year after such date, but in no event after the expiration of the term of the option. Except as otherwise provided in the Contract, an optionee whose relationship with the Company was terminated by reason of his or her disability may exercise the option, to the extent exercisable at the time of such termination, within one year thereafter, but not after the expiration of the term of the option.

(f) The Company may withhold cash and/or shares of the Company's Common Stock having an aggregate value equal to the amount which the Company determines is necessary to meet its obligations to withhold any federal, state and/or local taxes or other amounts incurred by reason of the grant or exercise of an option, its disposition or the disposition of shares acquired upon the exercise of the option. Alternatively, the Company may require the optionee to pay the Company such amount, in cash, promptly upon demand.

ADJUSTMENT IN EVENT OF CAPITAL CHANGES

         Appropriate adjustments will be made in the number and kind of shares available under the Directors' Plan, in the number and kind of shares subject to each outstanding option and the exercise prices of such options, as well as the number of shares subject to future grants to optionees, in the event of any change in the Company's Common Stock by reason of any stock dividend, split-up, spin off, combination, reclassification, recapitalization, merger in which the Company is not the surviving corporation, exchange of shares or the like. In the event of (a) the liquidation or dissolution of the Company, or (b) a merger in which the Company is not the surviving corporation or a consolidation, the Board of Directors of the Company shall, as to outstanding options, either (i) make appropriate provisions for the protection of any such outstanding options by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to one share of Common Stock of the Company; provided, only that the excess of the aggregate fair market value of the shares subject to the options immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such options immediately before such substitution over the purchase price thereof, or
(ii) upon written notice to an optionee, provide that all unexercised options must be exercised within a specified number of days of the date of such notice or they will be terminated. In any such case, the Board of Directors may, in its discretion, advance the lapse of any waiting or installment periods and exercise dates.

DURATION AND AMENDMENT OF THE DIRECTORS' PLAN

         No option may be granted under the Directors' Plan after March 30, 2011. The Board of Directors may at any time terminate or amend the Directors' Plan; provided, however, that, without the approval of the Company's stockholders, no amendment may be made which would (a) except as a result of the anti-dilution adjustments described above, increase the maximum number of shares available for the grant of options, (b) change the eligibility requirements for persons who may receive options or (c) make any changes for which applicable law or regulatory authority requires stockholder approval. No termination or amendment may adversely affect the rights of an optionee with respect to an outstanding option without the optionee's consent.

FEDERAL INCOME TAX TREATMENT

         The following is a general summary of certain material federal income tax consequences of the grant and exercise of the options under the Directors' Plan and the sale of any underlying security. This description is based on current law, which is subject to change, possibly with retroactive effect. This discussion does not purport to address all tax considerations relating to the grant and exercise of the options or resulting from the application of special rules to a particular optionee (including an optionee subject to the reporting and short-swing profit provisions under Section 16 of the Securities Exchange Act of 1934, as amended), and state, local, foreign and other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of any underlying security. An optionee should consult with the optionee's own tax advisors with respect to the tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of any underlying security.

NQSOs Exercised With Cash

         No taxable income will be recognized by an optionee upon the grant of an NQSO. Upon the exercise of an NQSO, the excess of the fair market value of the shares received at the time of exercise over the exercise price therefor will be taxed as ordinary income, and the Company will generally be entitled to a corresponding deduction. The optionee's tax basis in the shares acquired upon the exercise of such NQSO will be equal to the exercise price paid by the optionee for such shares plus the amount of ordinary income so recognized.

         Any gain or loss recognized by the optionee on a subsequent disposition of shares purchased pursuant to an NQSO will be short-term or long-term capital gain or loss, depending upon the period during which such shares were held, in an amount equal to the difference between the selling price and the optionee's tax basis in the shares.

Exercises of Options Using Previously Acquired Shares

         If previously acquired shares are surrendered in full or partial payment of the exercise price of an option, gain or loss generally will not be recognized by the optionee upon the exercise of such option to the extent the optionee receives shares which on the date of exercise have a fair market value equal to the fair market value of the shares surrendered in exchange therefor ("Replacement Shares").

         The optionee will have an aggregate basis in the Replacement Shares equal to the basis of the shares surrendered. The optionee's holding period for the Replacement Shares generally includes the period during which the surrendered shares were held.

         Any shares received by the optionee on such exercise in addition to the Replacement Shares will be treated in the same manner as a cash exercise of an option for no consideration.

THE DIRECTORS RECOMMEND A VOTE FOR THE AMENDMENT TO THE DIRECTORS' PLAN.

                                  MISCELLANEOUS

VOTING REQUIREMENTS

         Directors are elected by a plurality of the votes cast at the Meeting (Proposal 1). The affirmative vote of the holders of a majority of the outstanding shares of Common Stock will be required to approve the amendment to the Company's Restated Certificate of Incorporation (Proposal 2). The affirmative vote of the holders of a majority of the votes cast at the Meeting will be required to approve the amendments to the Employee Plan (Proposal 3) and the amendment to the Directors' Plan (Proposal 4).

INDEPENDENT AUDITORS

         The Audit Committee of the Board of Directors of the Company selected Deloitte & Touche LLP to serve as the Company's independent auditors for the year ended December 31, 2002 and for the year ending December 31, 2003. Representatives of Deloitte & Touche LLP plan to be present at the Meeting.

STOCKHOLDER PROPOSALS

         From time to time stockholders may present proposals for consideration at a meeting, which may be proper subjects for inclusion in the proxy statement and form of proxy related to that meeting. Stockholder proposals intended to be included in the Company's proxy statement and form of proxy relating to the Company's 2004 Annual Meeting of Stockholders must be received by the Company at its office at Bentley Park, 2 Holland Way, Exeter, New Hampshire 03833 by January 19, 2004. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company at such address.

ADDITIONAL INFORMATION


         The cost of solicitation of Proxies, including the cost of reimbursing banks, brokers and other nominees for forwarding Proxy solicitation material to the beneficial owners of shares held of record by them and seeking instructions from such beneficial owners, will be borne by the Company. The Company has engaged Morrow & Co., Inc. to solicit proxies and has agreed to pay Morrow & Co., Inc. a fee of $5,000 plus their accountable expenses in connection with the solicitation. Proxies may also be solicited without extra compensation by certain officers and regular employees of the Company. Proxies may be solicited by mail and, if determined to be necessary, by telephone, telegraph, e-mail or personal interview.


OTHER MATTERS

         Management does not intend to bring before the Meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the Meeting. If any other matters or motions properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Meeting.

                                 By Order of the Board of Directors

                                 MICHAEL D. PRICE
                                 Secretary
Exeter, NH
April 17, 2003

                                                                      APPENDIX A
                           CERTIFICATE OF AMENDMENT OF
                    RESTATED CERTIFICATE OF INCORPORATION OF
                          BENTLEY PHARMACEUTICALS, INC.

         Bentley Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST: The name of the Corporation is Bentley Pharmaceuticals, Inc.

         SECOND: The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on May 1, 1998.

         THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware, adopted resolutions proposing and declaring advisable and in the best interests of the Corporation certain amendments to the Restated Certificate of Incorporation of the Corporation, as set forth below.

          FOURTH: The first sentence of Article IV of the Restated Certificate of Incorporation of the Corporation is hereby amended and restated as follows:

         "The total number of shares of stock which the Corporation shall have authority to issue is 102,000,000 shares, consisting of (a) 100,000,000 shares of a single class of common stock, par value $.02 per share ("Common Stock")' and (b) 2,000,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock")."

         FIFTH: This amendment to the Restated Certificate of Incorporation of the Corporation was approved at the Corporation's meeting of stockholders, held on May 21, 2003, by the holders of at least a majority of the voting rights of the outstanding shares of common stock of the Corporation, voting together as a single class.

         IN WITNESS WHEREOF, Bentley Pharmaceuticals, Inc. has caused this Certificate of Amendment to its Restated Certificate of Incorporation to be
executed this     day of            , 2003.

                                            BENTLEY PHARMACEUTICALS, INC.



                                            By:________________________________
                                                   Name:
                                                   Title:

                                                                      APPENDIX B

                  AMENDMENT TO 2001 EMPLOYEE STOCK OPTION PLAN

         The following sets forth the entire text of the proposed amendment to the 2001 Employee Stock Option Plan:

         The first sentence of Section 2 of the Employee Plan shall be deleted and replaced with the following:

                  Subject to the provisions of Paragraph 12, the aggregate number of shares of the Company's Common Stock, par value $0.02 per share ("Common Stock"), for which options may be granted under the Plan shall not exceed 2,500,000 (two million five hundred thousand) shares.

                                                                      APPENDIX C

                 AMENDMENT TO 2001 DIRECTORS' STOCK OPTION PLAN

         The following sets forth the entire text of the proposed amendment to the 2001 Directors' Stock Option Plan:

         The first sentence of Section 2 of the Directors' Plan shall be deleted and replaced with the following:

                  Subject to the provisions of Paragraph 12, the aggregate number of shares of the Company's Common Stock, par value $0.02 per share ("Common Stock"), for which options may be granted under the Plan shall not exceed 1,000,000 (one million) shares.

                          BENTLEY PHARMACEUTICALS, INC.
                  ANNUAL MEETING OF STOCKHOLDERS - MAY 21, 2003
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned holder of Common Stock of Bentley Pharmaceuticals, Inc., a Delaware corporation (the "Company"), hereby appoints James R. Murphy, Michael D. Price and Jordan A. Horvath and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of stock of the Company that the undersigned is entitled to vote at the 2003 Annual Meeting of Stockholders of the Company, to be held on Wednesday, May 21, 2003, at 11:00 a.m., local time, at the Hyatt Harborside Hotel at Boston's Logan International Airport located at 101 Harborside Drive, Boston, Massachusetts 02128 and at any adjournments or postponements thereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |_|

1. The election of Class I Directors to serve until the 2006 Annual Meeting of Stockholders, or until the election and qualification of their respective successors:

    |_|  FOR ALL NOMINEES     |_|  WITHHOLD AUTHORITY FOR ALL NOMINEES


                   |_|  FOR ALL EXCEPT (See instructions below)

    INSTRUCTION: To withhold authority for     NOMINEES: |_|  Michael McGovern
    any individual Nominee(s), mark "FOR                 |_|  Michael D. Price
    ALL EXCEPT" and fill in the circle next              |_|  John W. Spiegel
    to each Nominee for which you wish to
    withhold authority, as shown here: |_|

2. The proposal to approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock to 100,000,000 shares.

    |_|   FOR                 |_|    AGAINST                      |_|   ABSTAIN

3. The proposal to approve an amendment to the Company's 2001 Employee Stock Option Plan to increase the number of shares authorized for issuance under the plan by 1,500,000.

   |_|   FOR                 |_|    AGAINST                      |_|   ABSTAIN

4. The proposal to approve an amendment to the Company's 2001 Directors' Stock Option Plan to increase the number of shares authorized for issuance under the plan by 500,000.

   |_|   FOR                 |_|    AGAINST                      |_|   ABSTAIN

5. Upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL CLASS I DIRECTOR NOMINEES LISTED ABOVE AND "FOR" PROPOSALS 2, 3 AND 4.

The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting,
(ii) the Proxy Statement and (iii) the Company's 2002 Annual Report.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.


                    ----------------------------------
                    Signature of Shareholder


                    Date:
                           ---------------------------




                    ----------------------------------
                    Signature of Shareholder


                    Date:
                           ---------------------------


NOTE: Please sign exactly as your name appears hereon and mail it promptly. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
|_|